EXHIBIT 99.2

Financial News

Press Release	Source: Bootie Beer Company

Bootie Beer Company Files Voluntary Chapter 7 Petition
Thursday January 3, 3:01 pm ET

WINTER PARK, Fla., Jan. 3 /PRNewswire-FirstCall/ -- TMT Capital Corporation (OTC Bulletin Board: TMTP - News) and its subsidiary Bootie Beer Company ("Bootie") today announced that Bootie has filed a voluntary petition under the provisions of Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court, Middle District of Florida, on December 31, 2007. Only Bootie filed for bankruptcy protection, and not TMT Capital Corporation or any of its other subsidiaries. Bootie's creditors will be notified in writing how to contact the trustee.

"This action is the necessary and a responsible step to preserve TMT Capital Corporation's value for our creditors, customers, employees, subsidiaries, business partners and other stakeholders," said Tania Torruella, Chief Executive Officer of TMT Capital. "We are saddened by this action and the circumstances that necessitated it, but our first priority remains our shareholders. We are committed to provide them shareholder value and this action will improve operations by permitting an independent trustee to investigate and process Bootie's assets and liabilities."

About TMT Capital Corporation

TMT Capital Corporation operates as a holding company representing various industries and companies. Currently, TMT and its subsidiaries are involved in multiple focused business activities including Wireless Communications and Real Estate. Our mission is to grow shareholder equity by acquiring companies with unique business models and capitalizing on current trends in multi-billion dollar industries.

Forward-Looking Statements: This release may contain forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of wireless networks or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law. Additional information about the Company can be found in periodic filings with the Securities and Exchange Commission available at http://www.sec.gov.

Source: Bootie Beer Company